EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105906 on Form S-8 of our report dated February 27, 2004, relating to the consolidated financial statements of Superior Uniform Group, Inc. and subsidiary, appearing in this Annual Report on Form 10-K of Superior Uniform Group, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Certified Public Accountants

Tampa, Florida
March 9, 2006